UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2007

MXENERGY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300, Stamford, Connecticut 06901
(Address and zip code of principal executive offices)

203-356-1318
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2007, MXenergy Inc., a subsidiary of MxEnergy Holdings Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement’) with PS Energy Group, Inc. (“PS Energy”) for the purchase of substantially all of the assets of the GasKey division of PS Energy (the “GasKey Assets”). The Purchase Agreement is effective as of October 31, 2007. The GasKey Assets are comprised of PS Energy’s natural gas utility operations based in Atlanta, Georgia, and provide for the supply of natural gas to approximately 50,000 residential customer equivalents, primarily in the Atlanta region. Each residential customer equivalent represents a natural gas customer with a standard consumption of 100 MMbtus per year or an electricity customer with a standard consumption of 10 MWhrs per year.

Pursuant to the terms of the Purchase Agreement, the Company, through MXenergy Inc., will, subject to certain terms and conditions, (a) purchase the GasKey Assets for a base amount of approximately $4 million plus contingent consideration payable on a quarterly basis in arrears for volumes consumed on customer contracts acquired, subject to certain adjustments in accordance with the terms and conditions of the Purchase Agreement (the “Purchase Price”), and (b) assume certain liabilities of PS Energy in connection with the GasKey Assets. Upon the signing of the Purchase Agreement, a portion of the Purchase Price was paid pursuant to a promissory note executed by PS Energy and made payable to MXenergy Inc. (the “Note”), which represents both a cash portion of the Purchase Price and the posting by the Company of certain letters of credit in order to guarantee certain of the supply obligations of PS Energy. Upon the closing of the transactions, subject to certain adjustments as set forth in the Purchase Agreement, the balance of the Purchase Price shall be payable to PS Energy either in cash or in the form of an offset against the Note, or a combination thereof.

The Purchase Agreement contains various provisions customary for transactions of this size and type, including representations, warranties and covenants with respect to the GasKey Assets, which are subject to customary limitations. The transactions contemplated by the Purchase Agreement are scheduled to close during the fiscal quarter ended December 31, 2007, subject to the receipt of certain consents and governmental approvals, including the approval by the Georgia Public Service Commission.

The description of the Purchase Agreement is qualified in its entirety by reference to the complete terms of the Purchase Agreement.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Exhibit Description
2.1	Asset Purchase Agreement dated as of November 9, 2007 by and between PS Energy Group, Inc. and MXenergy Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.

Date: November 14, 2007	/s/ Carole R. Artman-Hodge
Name: Carole R. Artman-Hodge
Title: Executive Vice President and Secretary